As filed with the Securities and Exchange Commission on September 23, 2005

Registration Nos. 333-110372,

333-112453 and 333-02003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Registration Nos. 333-110372, 333-112453 and 333-02003

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PPL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2758192
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Two North Ninth Street

Allentown, Pennsylvania 18101-1179

(Address, including zip code, of registrant’s principal executive offices)

PPL Employee Stock Ownership Plan

Incentive Compensation Plan

Incentive Compensation Plan for Key Employees

Directors Deferred Compensation Plan

(Full title of the plan)

James E. Abel

Vice President-Finance and Treasurer

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101-1179

(Name and address of agent for service)

(610) 774-5151

(Telephone number, including area code, of agent for service)

Copies of all notices, orders and communication to:

Vincent Pagano, Jr., Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

EXPLANATORY NOTE

PPL Corporation (the “Company”) files this Post-Effective Amendment No. 1 to each of the Company’s registration statements on Form S-8 (Nos. 333-110372, 333-112453 and 333-02003) (the “Registration Statements”), which relate to the Company’s equity-based compensation plans, pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”), to reflect a one hundred percent increase in the number of shares of common stock, $0.01 par value, of the Company (the “Common Stock”), covered by such Registration Statements as a result of the Company’s two-for-one stock split to shareholders of record on August 17, 2005. Pursuant to Rule 416(a) under the Securities Act, the Registration Statements also are amended to cover any additional shares of Common Stock which may be issued under the applicable equity-based compensation plans to prevent dilution resulting from any subsequent stock split, stock dividend or similar transaction.

The contents of the Registration Statements are hereby incorporated by reference pursuant to General Instruction E on Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 4. Description of Securities

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 5. Interests of Named Experts and Counsel

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 6. Indemnification of Directors and Officers

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 7. Exemption from Registration Claimed

Not applicable

Item 8. Exhibits.

4.1	Form of Common Stock Certificate (Exhibit 4.21 to PPL Corporation’s registration statements on Form S-3 (File Nos. 333-54504, 333-54504-01 and 333-54504-02))

5.1	Opinion of Thomas D. Salus, Esq. with respect to legality of securities being registered hereunder

5.2	Opinion of Simpson Thacher & Bartlett LLP with respect to legality of securities being registered hereunder

23.1	Consent of Thomas D. Salus, Esq. (reference is made to Exhibit 5.1 filed herewith)

23.2	Consent of Simpson Thacher & Bartlett LLP (reference is made to Exhibit 5.2 filed herewith)

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney

Item 9. Undertakings.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on the 23rd day of September 2005.

PPL CORPORATION

By:	/s/ William F. Hecht
Name:	William F. Hecht
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by or on behalf of the following persons in the capacities indicated on the 23rd day of September 2005.

Signature	Title
/s/ William F. Hecht William F. Hecht	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ James H. Miller James H. Miller	President, Chief Operating Officer and Director

/s/ John R. Biggar John R. Biggar	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ Paul A. Farr Paul A. Farr	Senior Vice President—Financial and Controller (Principal Accounting Officer)

Directors:

Frederick M. Bernthal John W. Conway E. Allen Deaver Louise K. Goeser	Stuart Heydt W. Keith Smith Susan M. Stalnecker

By:	/s/ William F. Hecht
William F. Hecht
Attorney-in-fact

EXHIBIT INDEX

4.1	Form of Common Stock Certificate (Exhibit 4.21 to PPL Corporation’s registration statements on Form S-3 (File Nos. 333-54504, 333-54504-01 and 333-54504-02))

5.1	Opinion of Thomas D. Salus, Esq. with respect to legality of securities being registered hereunder

5.2	Opinion of Simpson Thacher & Bartlett LLP with respect to legality of securities being registered hereunder

23.1	Consent of Thomas D. Salus, Esq. (reference is made to Exhibit 5.1 filed herewith)

23.2	Consent of Simpson Thacher & Bartlett LLP (reference is made to Exhibit 5.2 filed herewith)

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney